                                                                       Exhibit 2
                                                                       ---------




                             AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                             C D ASSOCIATES, L.P.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
I.      DEFINITIONS.....................................................  1

        1.1   "Acquisition Expenses"....................................  1
        1.2   "Act".....................................................  1
        1.3   "Agreement"...............................................  1
        1.4   "Basis"...................................................  1
        1.5   "Certificate".............................................  1
        1.6   "Code"....................................................  1
        1.7   "General Partner".........................................  1
        1.8   "Investment Account"......................................  1
        1.9   "Investment Contribution".................................  1
        1.10  "Limited Partners"........................................  2
        1.11  "Operating Capital Account"...............................  2
        1.12  "Partners"................................................  2
        1.13  "Partnership".............................................  2
        1.14  "Profits and Losses"......................................  2
        1.15  "Qualified Equity Investment".............................  2
        1.16  "Realized Investment Gain"................................  2
        1.17  "Realized Investment Loss"................................  2
        1.18  "Transferred Interest"....................................  2

II.     GENERAL.........................................................  2

        2.1   Formation.................................................  2
        2.2   Name......................................................  2
        2.3   Purpose...................................................  3
        2.4   Partners..................................................  3
        2.5   Office of the Partnership.................................  3
        2.6   Designated Agent for Service of Process...................  3
        2.7   Representations and Warranties of Partners................  4
        2.8   Withdrawing Limited Partner...............................  4

III.    TERM............................................................  4

IV.     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS.........................  4

        4.1   Capital Contributions.....................................  4
        4.2   Investment Accounts; Operating Capital Account............  4
        4.3   Adjustments to Investment Accounts........................  4
        4.4   Adjustments to Operating Capital Account..................  5
        4.5   No Right of Withdrawal....................................  5

V.      DISTRIBUTIONS...................................................  5

        5.1   Distribution of the Qualified Equity Investment...........  5
        5.2   Distribution of Proceeds Resulting from Dispositions
              of the Qualified Equity Investment........................  6
        5.3   Distribution of Dividends or Interest from the
              Qualified Equity Investment...............................  6

VI.     MANAGEMENT......................................................  6

        6.1   General...................................................  6
        6.2   Role of Limited Partners..................................  6
        6.3   Liability of General Partner..............................  6
        6.4   Right of General Partner to Employ Persons................  7
        6.5   Partnership Expenses......................................  7

VII.    TRANSFER OF PARTNERSHIP INTERESTS; SUBSTITUTE AND
        ADDITIONAL LIMITED PARTNERS.....................................  7

        7.1   General...................................................  7
        7.2   Effect of Retirement, Withdrawal, Bankruptcy,
              Dissolution, Death or Incompetency of Limited Partner.....  7
        7.3   Substitute Limited Partners...............................  8
        7.4   Additional Partners.......................................  8

VIII.   BOOKS OF ACCOUNT................................................  8

        8.1   General...................................................  8
        8.2   Fiscal Year...............................................  8
        8.3   Income Tax Elections......................................  8

IX.     DISSOLUTION AND TERMINATION OF THE PARTNERSHIP..................  8

        9.1   General...................................................  8
        9.2   Distribution of Partnership Assets Upon Termination.......  9

X.      POWER OF ATTORNEY...............................................  9

        10.1   General..................................................  9
        10.2   Survival of Power of Attorney............................ 10

XI.     MISCELLANEOUS.................................................... 10

        11.1   Governing Law............................................. 10
        11.2   Binding Effect............................................ 10
        11.3   Amendment................................................. 10
        11.4   Counterparts.............................................. 10
        11.5   Entire Agreement.......................................... 10
        11.6   Severability.............................................. 10
        11.7   Headings; Use of Pronouns................................. 11

                             AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                             C D ASSOCIATES, L.P.

          This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement") of C D ASSOCIATES, L.P. (the "Partnership") is made as of March 10,
----------                                 -----------
1997, among C D GP, LLC, a Delaware limited liability company, as general partner, Perry Golkin, as a withdrawing limited partner, and TW Associates, L.P., a Delaware limited partnership, as a limited partner.

          The Partnership was formed by C D GP, LLC and Perry Golkin on December 23, 1996. On December 31, 1996, the Partnership made the Qualified Equity Investment (as defined below). This amendment to and restatement of the Limited Partnership Agreement of the Partnership dated as of December 23, 1996 is being entered into for the purpose of admitting a new limited partner to the Partnership, permitting Perry Golkin to withdraw as the limited partner of the Partnership, setting forth the terms and conditions under which the parties to the Agreement will operate and otherwise continuing the business of the Partnership.

     I.   DEFINITIONS
          -----------

          1.1  "Acquisition Expenses" has the meaning given in Section 4.2.
                --------------------                           -----------

          1.2  "Act" means the Delaware Revised Uniform Limited Partnership Act
                ---
(6 Del. C. (S) 17-101 et. seq.), as amended from time to time.
   ---  -

          1.3  "Agreement" has the meaning given in the preamble.
                ---------

          1.4  "Basis" means, with respect to any portion of the Qualified
                -----
Equity Investment, the basis thereof as determined in accordance with the Code, which shall include Acquisition Expenses allocable thereto.

          1.5  "Certificate" has the meaning given in Section 2.1.
                -----------                           -----------

          1.6  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          1.7  "General Partner" means C D GP, LLC, a Delaware limited liability
                ---------------
company, and any additional General Partner admitted pursuant to Section 7.4.
                                                                 -----------

          1.8  "Investment Account" has the meaning given in Section 4.2.
                ------------------                           -----------

          1.9  "Investment Contribution" has the meaning given in Section 4.1.
                -----------------------                           -----------

          1.10 "Limited Partners" means TW Associates, L.P., a Delaware limited
                ----------------
partnership, and any additional or substitute Limited Partner admitted pursuant to Section 7.3 or Section 7.4.
   -----------    -----------

          1.11  "Operating Capital Account" has the meaning given in Section
                 -------------------------                           -------
4.2.

          1.12 "Partners" means the General Partner and the Limited Partners.
                --------

          1.13 "Partnership" has the meaning given in the preamble.
                -----------

          1.14 "Profits and Losses" means the profits and losses of the
                ------------------
Partnership with respect to the Qualified Equity Investment, determined in accordance with the method of accounting used by the Partnership for federal income tax purposes, other than Realized Investment Gain, Realized Investment Loss and losses allocated pursuant to Section 4.4.
                                      -----------

          1.15 "Qualified Equity Investment" means the investment by the
                ---------------------------
Partnership in the common stock of Flagstar Companies, Inc., and any securities received by the Partnership in exchange therefor.

          1.16 "Realized Investment Gain" means the excess, if any, of the
                ------------------------
proceeds from the sale or exchange of all or any portion of the Qualified Equity Investment over the Basis thereof.

          1.17 "Realized Investment Loss" means the deficiency, if any, of the
                ------------------------
proceeds from the sale or exchange of all or any portion of the Qualified Equity Investment as compared to the Basis thereof.

          1.18 "Transferred Interest" has the meaning given in Section 7.1.
                --------------------                           -----------

     II.  GENERAL
          -------

          2.1  Formation.  The Partnership was formed, and is hereby continued
               ---------
by the Partners, under the Act for the purposes and upon the terms and conditions set forth herein. The rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided in this Agreement. If there is any inconsistency between any terms and conditions contained in this Agreement and any nonmandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern. A certificate of limited partnership (the "Certificate") was filed on behalf of the Partnership
                          -----------
in the office of the Secretary of State of the State of Delaware on December 23, 1996. The General Partner may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act.

          2.2  Name.  The name of the Partnership is C D Associates, L.P.
               ----
However, the Partnership may do business under such other names as the General Partner deems necessary or desirable.

          2.3  Purpose.  The Partnership is organized for the object and purpose
               -------
of making the Qualified Equity Investment, managing and disposing of such investment, sharing the profits and losses therefrom, and engaging in such activities incidental or ancillary thereto as the General Partner deems necessary or advisable. In order to carry out its purpose the Partnership is authorized to:

               (a) acquire, own, sell, transfer, convey, assign, exchange or otherwise dispose of its interest in the Qualified Equity Investment or any other investment made by the Partnership;

               (b) act as a partner of any partnership organized to make equity investments;

               (c) borrow money, issue evidences of indebtedness and purchase, renew and dispose of letters of credit;

               (d) lend money;

               (e) make interim investments in government obligations, certificates of deposit and bankers' acceptances;

               (f) enter into, execute and carry out contracts and agreements and any and all other documents and agreements;

               (g) bring and defend actions at law or equity;

               (h) purchase, cancel or otherwise retire or dispose of the interest of any Partner in the Partnership pursuant to the provisions of this Agreement; and

               (i) do any and all other acts and things necessary or proper in furtherance of Partnership business.

          2.4  Partners.  From and after the date hereof, the Partnership shall
               --------
consist of the General Partner and the undersigned Limited Partner, together with such other Partners as may be subsequently admitted pursuant to this Agreement. No real or personal property of the Partnership shall be deemed to be owned by any Partner individually, but shall be owned by, and title shall be vested solely in, the Partnership.

          2.5  Office of the Partnership.  The Partnership shall maintain an
               -------------------------
office and principal place of business at 9 West 57th Street, New York, New York 10019, or at such other place or places as the General Partner may from time to time decide.

          2.6  Designated Agent for Service of Process.  The Partnership shall
               ---------------------------------------
continuously maintain a registered office and a designated and duly qualified agent for service of process on the Partnership in the State of Delaware.

          2.7  Representations and Warranties of Partners.  By execution and
               ------------------------------------------
delivery of this Agreement, each of the Partners: (i) represents and warrants that its interest in the Partnership is intended to be and is being acquired solely for its own account for investment and not with a view to or for sale in connection with any distribution of all or any part thereof; (ii) acknowledges that it is aware that interests in the Partnership have not been registered under the Securities Act of 1933, that interests in the Partnership cannot be sold or otherwise disposed of unless they are registered thereunder or unless an exemption from such registration is available and that the Partnership has no intention of so registering interests in the Partnership thereunder, and that accordingly it is able and is prepared to bear the economic risk of making its Investment Contributions contemplated hereby and to suffer a complete loss of such Investment Contributions; and (iii) represents that it is authorized and has all requisite power and authority to become a Partner, that this Agreement has been duly and validly executed by such Partner and that this Agreement constitutes a valid and binding obligation of such Partner.

          2.8  Withdrawing Limited Partner.  The execution of this Agreement by
               ---------------------------
Perry Golkin, in his capacity as a withdrawing limited partner, constitutes his withdrawal as a limited partner of the Partnership. Because of such withdrawal, Perry Golkin has no further right, interest or obligation of any kind whatsoever as a limited partner of the Partnership. Any capital contribution of Perry Golkin shall be returned to him on the date of this Agreement.

     III. TERM
          ----

          The existence of the Partnership commenced upon the filing of the Certificate and shall terminate on December 31, 2025, unless terminated earlier pursuant to Article IX.
            ----------

     IV.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
          ---------------------------------------

          4.1  Capital Contributions.  The General Partner shall contribute to
               ---------------------
the Partnership the amount necessary to enable the Partnership to make the Qualified Equity Investment and pay Acquisition Expenses (as defined in Section
                                                                        -------
4.2).  Such amount is called the "Investment Contribution."
---                               -----------------------

          4.2  Investment Accounts; Operating Capital Account.  There shall be
               ----------------------------------------------
established for each Partner on the books of the Partnership a capital account (an "Investment Account") relating to the Qualified Equity Investment. The
     ------------------
Investment Contribution shall be credited to the Investment Account of the General Partner. In addition, the General Partner shall have established for it a capital account (the "Operating Capital Account") to which shall be credited
                        -------------------------
its capital contributions pursuant to Section 6.5, other than capital
                                      -----------
contributions relating to expenses incurred in connection with the acquisition of the Qualified Equity Investment and any other expenses properly added to Basis (the "Acquisition Expenses").
            --------------------

          4.3  Adjustments to Investment Accounts.  The Investment Accounts of
               ----------------------------------
Partners shall, for federal income tax purposes, be adjusted as follows:

               (a) any amounts distributed to the Partners pursuant to Section
                                                                       -------
5.2 and Section 5.3 shall be debited against the Investment Accounts of the
---     -----------
Partners;

               (b) any Profits of the Partnership shall be credited to the Investment Account of the General Partner in an amount equal to the excess of the amount of any Realized Investment Losses previously charged thereto pursuant to Section 4.3(d) over the amount of any Realized Investment Gains credited
   --------------
thereto pursuant to Section
                    -------

4.3(c), and thereafter to the Investment Accounts of the Limited Partners; and
------
any Losses of the Partnership shall be debited against the Investment Account of the General Partner;

               (c) any Realized Investment Gains shall be credited to the Investment Account of the General Partner in an amount equal to the excess of the amount of any Realized Investment Losses previously charged thereto pursuant to Section 4.3(d) over the amount of any Realized Investment Gains previously
   --------------
credited thereto pursuant to this Section 4.3(c), and thereafter to the
                                  --------------
Investment Accounts of the Limited Partners;

               (d) any Realized Investment Loss shall be debited against the Investment Account of the General Partner; and

               (e) the Basis of any portion of the Qualified Equity Investment distributed to the General Partner pursuant to Section 5.1 shall be debited
                                               -----------
against the Investment Account of the General Partner.

          4.4  Adjustments to Operating Capital Account.  All expenses or losses
               ----------------------------------------
incurred by the Partnership pursuant to Section 6.5, other than Acquisition
                                        -----------
Expenses, shall be debited to the Operating Capital Account for federal income tax purposes.

          4.5  No Right of Withdrawal.  No Partner shall have the right to
               ----------------------
withdraw any portion of such Partner's Investment Contribution or Investment Account, except as provided herein.

     V.   DISTRIBUTIONS
          -------------

          5.1  Distribution of the Qualified Equity Investment.  If the General
               -----------------------------------------------
Partner deems it advisable, either because the Qualified Equity Investment has attained a suitable degree of appreciation and marketability, or for any other reason, it may in its discretion distribute to Partners all or any portion of the Qualified Equity Investment. The decision of the General Partner to distribute, retain or sell all or any portion of the Qualified Equity Investment shall be binding and conclusive on all Partners. Any such distribution shall be made in the following order of priority: first, the portion of the securities to be distributed having a value up to the original cost basis of the Partnership plus Acquisition Expenses allocable to all such securities (to the extent not previously distributed to the General Partner hereunder) shall be distributed to the General Partner; and second, the remainder of such securities shall be distributed to the Limited Partners. Notwithstanding the foregoing, the General Partner may withhold making a distribution to a Partner until the Partner has provided the General Partner with all necessary information and assurances (including an opinion of counsel satisfactory to the General Partner) requested by the General Partner to determine that such distribution will be in compliance with all applicable laws.

          5.2  Distribution of Proceeds Resulting from Dispositions of the
               -----------------------------------------------------------
Qualified Equity Investment.  As soon as practicable after the receipt of any
---------------------------
proceeds from the sale, exchange or other disposition of all or any portion of the Qualified Equity Investment, the proceeds, net of any expenses, shall be distributed to the Partners in the following order of priority: first, an amount up to the original cost basis of the Partnership plus Acquisition

Expenses allocable to such investment (to the extent not previously distributed to the General Partner hereunder) shall be distributed to the General Partner; and second, the remaining amount shall be distributed to the Limited Partners.

          5.3  Distribution of Dividends or Interest from the Qualified Equity
               ---------------------------------------------------------------
Investment.  As soon as practicable after receipt thereof, any dividends or
----------
interest received by the Partnership with respect to any Qualified Equity Investment shall be distributed to the Partners in the following order of priority: first, an amount up to the original cost basis of the Partnership plus Acquisition Expenses allocable to such investment (to the extent not previously distributed to the General Partner hereunder) shall be distributed to the General Partner; and second, the remaining amount shall be distributed to the Limited Partners.

     VI.  MANAGEMENT
          ----------

          6.1  General.  The General Partner may act for and bind the
               -------
Partnership. The General Partner shall have the authority, inter alia, to make distributions and sell assets of the Partnership, and shall have the exclusive right to manage the business and affairs of the Partnership, and shall delegate such management duties and responsibilities to such other person or persons designated by it as it may determine (including, without limitation, affiliates of the General Partner).

          6.2  Role of Limited Partners.  No Limited Partner shall have any
               ------------------------
right to participate in the management of the business of the Partnership or act for or bind the Partnership.

          6.3  Liability of General Partner.  The General Partner shall not be
               ----------------------------
liable to the Partnership or any other Partner for any action taken or omitted to be taken in good faith and with the belief that such action or omission was in the best interest of the Partnership, so long as such action or omission was not in violation of the provisions hereof and did not constitute fraud or gross negligence by the General Partner. The General Partner shall not be liable to the Partnership or any other Partner for any action taken or omitted to be taken by any other Partner, nor shall the General Partner (in the absence of fraud or gross negligence by the General Partner) be liable to the Partnership or any other Partner for any action or any omission of any employee or agent of the Partnership. The Partnership shall, to the full extent permitted by applicable law, indemnify and hold harmless the General Partner against liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved or with which it shall be threatened by reason of its being a General Partner of the Partnership or while acting as General Partner on behalf of the Partnership or in its interest; provided that the foregoing indemnification shall not include or apply to any liability arising by reason of any act or omission of the General Partner which has been finally determined by a court of competent jurisdiction to have been grossly negligent or fraudulent.

          6.4  Right of General Partner to Employ Persons.  The General Partner
               ------------------------------------------
may employ, on behalf of the Partnership, such persons, firms or corporations (including accountants and attorneys) as it deems advisable for the conduct of the business of the Partnership, on such terms and for such compensation as the General Partner may determine.

          6.5  Partnership Expenses.  The General Partner shall contribute all
               --------------------
sums necessary to pay the expenses of the Partnership, both for routine and recurring costs and for extraordinary items.

     VII. TRANSFER OF PARTNERSHIP INTERESTS; SUBSTITUTE AND ADDITIONAL LIMITED
          --------------------------------------------------------------------
          PARTNERS
          --------

          7.1  General.  No Partner may sell, transfer, assign, hypothecate,
               -------
pledge or otherwise dispose of or encumber all or any part of such Partner's interest in the Partnership (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion; provided, however, that any Partner may transfer or assign all or any portion of its interest in the Partnership to any member of its family (including a trust for the benefit of such family members or a partnership of which such family members are partners), by gift, will or intestate succession, or by a transfer involving the receipt of value in exchange therefor. Upon any permitted transfer, the assignee shall succeed to such portion of the transferring Partner's Investment Account and Investment Contribution and Operating Capital Account (if applicable) as the transferring Partner shall provide by written notice to the Partnership (collectively, the "Transferred Interest"). No
                                              --------------------
assignee shall have the right to become a General Partner of the Partnership, but an assignee of the interest of a General Partner or a Limited Partner may be admitted as a substitute Limited Partner pursuant to Section 7.3. Except as
                                                     -----------
specifically provided otherwise in this Agreement, no Limited Partner shall have the right to withdraw from the Partnership without the General Partner's consent, which consent may be given or withheld in the General Partner's sole and absolute discretion.

          7.2  Effect of Retirement, Withdrawal, Bankruptcy, Dissolution, Death
               ----------------------------------------------------------------
or Incompetency of Limited Partner.  The retirement, withdrawal, bankruptcy,
----------------------------------
dissolution, death or adjudication of incompetency of a Limited Partner shall not dissolve the Partnership. The trustee, executor, administrator, committee or guardian of the Limited Partner or of the Limited Partner's estate, as the case may be, shall have all the rights of the Limited Partner for the purpose of settling or managing the estate and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or part of the Limited Partner's interest in the Partnership.

          7.3  Substitute Limited Partners.  No assignee of all or any part of
               ---------------------------
an interest of a Partner in the Partnership shall be admitted to the Partnership as a substitute Limited Partner unless (a) the General Partner in its sole and absolute discretion has consented in writing to such admission, (b) the assignee has executed a counterpart of this Agreement (as modified or amended from time to time) and such other instruments as the General Partner deems necessary to confirm the undertaking of the assignee to be bound by all the terms and provisions of this Agreement and (c) the assignee undertakes to pay all expenses incurred by the Partnership in connection with such assignment and substitution.

          7.4  Additional Partners.  Any person may be admitted to the
               -------------------
Partnership as an additional Partner if (a) the General Partner in its sole and absolute discretion has consented in writing to the admission and (b) the person has executed a counterpart of this

Agreement (as modified or amended from time to time) and such other instruments as the General Partner deems necessary to confirm the undertaking of the person to be bound by all the terms and provisions of this Agreement.

     VIII.  BOOKS OF ACCOUNT
            ----------------

          8.1  General.  Full and accurate books of account, in which shall be
               -------
entered each and every transaction of the Partnership, shall be kept by the Partnership at an office of the Partnership (or at such other place as the General Partner shall advise the Partners in writing). These books shall be kept on a cash basis as employed for purposes of federal income taxation. Such books shall, at all reasonable times, be open to inspection and copying by the General Partner or its authorized agents, servants and employees. A report showing the financial condition of the Partnership at the end of each fiscal year of the Partnership and the results of its operations for the fiscal year shall be mailed to each Partner within 120 days after the end of the fiscal year.

          8.2  Fiscal Year.  Except as the General Partner may otherwise
               -----------
determine, the fiscal year of the Partnership shall be the calendar year.

          8.3  Income Tax Elections.  The General Partner may make any income
               --------------------
tax elections for the Partnership which it deems necessary or advisable, including the election pursuant to Section 754 of the Code.

     IX.  DISSOLUTION AND TERMINATION OF THE PARTNERSHIP
          ----------------------------------------------

          9.1  General.  The Partnership shall be dissolved and its affairs
               -------
wound up only upon the first to occur of the following:

               (a) a determination by the General Partner to dissolve the Partnership;

               (b)  December 31, 2025;

               (c)  judicial dissolution; or

               (d) the death, dissolution, withdrawal or Bankruptcy (as defined below) of the General Partner. For purposes of this Section 9.1(d),
                                                     --------------
"Bankruptcy" means the occurrence of any of the events specified in Section 17-
 ----------
402(a)(4) or (5) of the Act with respect to the General Partner.

          9.2  Distribution of Partnership Assets Upon Termination.  Upon the
               ---------------------------------------------------
dissolution of the Partnership in accordance with this Agreement and the Act, the General Partner shall act as liquidator of the Partnership's assets or, if the General Partner is not still functioning, the remaining members of the General Partner shall act as liquidators of the Partnership's assets. All liquidating distributions shall be made in assets of the Partnership and/or in cash, as the liquidator(s) shall determine in their sole discretion. In connection with the sale by the Partnership and reduction to cash of any of its assets, any Partner (or affiliate thereof) may bid for and purchase any such assets. The liquidator(s) shall apply or distribute the assets of the Partnership in one or more installments as follows:

               (a) First, to the payment of the Partnership's outstanding liabilities to creditors, in the order of priority as provided by law, or the provision of adequate reserves therefor;

               (b) Second, to the General Partner in the amount of the positive balance in its Investment Account (which shall be adjusted to reflect the profit or loss arising from such liquidation); and

               (c) Third, the remainder to the Limited Partners.

     X.   POWER OF ATTORNEY
          -----------------

          10.1 General.  Each Limited Partner irrevocably constitutes and
               -------
appoints the General Partner (and each additional General Partner, if any) its true and lawful attorney, in its name, place and stead, to make, execute, acknowledge and/or file:

               (a)  the Certificate;

               (b) all documents and instruments which may be deemed necessary or desirable to effect the winding-up and termination of the Partnership (including but not limited to a certificate of cancellation of the Certificate);

               (c) any documents which may be required to effect transfers of Partnership interests;

               (d) any and all amendments to this Agreement and the Certificate necessary to substitute or add Partners, to reflect adjustments in interests in the Partnership or to make other required changes; and

               (e) any business certificate, fictitious name certificate, amendment thereto or other instrument or document of any kind necessary or, in the opinion of the General Partner, advisable to accomplish the purpose of the Partnership or required by applicable federal, state or local law;

it being expressly intended by each of the Partners that the foregoing power of attorney is coupled with an interest.

          10.2 Survival of Power of Attorney.  The power of attorney set forth
               -----------------------------
in Section 10.1 shall survive (a) the death, insanity or incapacity of a Partner
   ------------
and (b) any assignment or other transfer (voluntary or involuntary) by a Partner of all or any part of its interest in the Partnership.

     XI.  MISCELLANEOUS
          -------------

          11.1 Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of Delaware applicable to contracts made and to be performed therein without giving effect to any otherwise governing principles of conflicts of law.

          11.2 Binding Effect.  This Agreement shall be binding upon and shall
               --------------
inure to the benefit of the parties hereto and their respective permitted successors, assigns, legal representatives, heirs and distributees. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement (or their respective permitted successors, assigns, legal representatives, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties (or such permitted successors, assigns, legal representatives, heirs and distributees) and for the benefit of no other person.

          11.3 Amendment.  This Agreement may only be amended by a writing duly
               ---------
signed by the General Partner, except that any such amendment which directly and materially adversely affects the Limited Partners shall require the consent of the Limited Partners.

          11.4 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

          11.5 Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement among the Partners and supersedes all prior agreements and understandings among the Partners with respect to the matters contemplated hereby. There are no restrictions, warranties, covenants, agreements, promises or undertakings other than those expressly set forth in this Agreement.

          11.6 Severability.  If at any time subsequent to the date hereof, any
               ------------
provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

          11.7 Headings; Use of Pronouns.  Headings and captions are used herein
               -------------------------
for convenience only and do not form a part of this Agreement. Where context requires, the terms "it" and "its" are used to refer to both individuals and entities.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


GENERAL PARTNER:                                   LIMITED PARTNER:
---------------                                    ---------------

C D GP, LLC                                        TW ASSOCIATES, L.P.

                                                   By:  KKR Associates, L.P.,
                                                          its General Partner
By: /s/ Henry R. Kravis
   ________________________
     Henry R. Kravis
     Manager                                       By: /s/ Paul Raether
                                                      ________________________
                                                        General Partner


By: /s/ George R. Roberts
   ________________________
     George R. Roberts
     Manager


WITHDRAWING LIMITED PARTNER


/s/ Perry Golkin
__________________________________
     Perry Golkin

                                      S-1